Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 15, 2015, relating to the consolidated financial statements of World Moto, Inc. as of December 31, 2014 and 2013 and for the years then ended. We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" appearing therein.

/s/ GBH CPAS, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

July 1, 2015